Birner Dental Management Services, Inc.	Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
August 14, 2008

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES EARNINGS FOR 2Q 2008

DENVER, COLORADO, August 14, 2008. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2008. For the quarter ended June 30, 2008, total dental group practice revenue decreased $185,000, or 1.2%, to $14.9 million. Net revenue decreased $221,000, or 2.2%, to $10.0 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) decreased $316,000, or 16.1%, to $1.6 million from $2.0 million. Net income for the quarter ended June 30, 2007 decreased 26.4%, to $450,000 compared to $612,000 for the same period of 2007. Earnings per share decreased 22.0%, to $.21 for the quarter ended June 30, 2008 compared to $.26 for the quarter ended June 30, 2007.

For the six months ended June 30, 2008, total dental group practice revenue decreased $665,000, or 2.2%, to $30.2 million. Net revenue decreased $707,000, or 3.4%, to $20.2 million. The Company’s Adjusted EBITDA decreased $738,000, or 17.6%, to $3.4 million from $4.2 million. Net income for the six months ended June 30, 2008 decreased 30.6%, to $968,000 compared to $1.4 million for the same period of 2007. Earnings per share decreased 26.8%, to $.44 for the six months ended June 30, 2008 compared to $.60 for the six months ended June 30, 2007.

The decrease in net revenue of $221,000 for the quarter ended June 30, 2008 consisted of a decrease in net revenue from general dentistry of $319,000 partly offset by an increase in net revenue from specialty dentistry of $98,000. The decrease in net revenue of $707,000 for the six months ended June 30, 2008 consisted of a decrease from general dentistry of $989,000 partly offset by an increase in net revenue from specialty dentistry of $282,000. The Company attributes the decline in net revenue to a general weakness in the economy in the Company’s markets as reflected by a reduced number of patient procedures and in particular fewer crown and bridge procedures.

The Company opened one de novo office in the Longmont, Colorado market in May 2008.

During the first six months of 2008, the Company had capital expenditures of $893,000, purchased 32,178 shares of its Common Stock for approximately $649,000, distributed $676,000 in dividends to its shareholders, and reduced total bank debt outstanding by $1.3 million.

In May 2008, the Company’s Board of Directors approved up to $2 million of stock repurchases. This amount represents the largest amount that has ever been approved by the Board of Directors for stock repurchases. The Company continues to remain confident that stock repurchases are a good investment of the Company’s resources. On July 16, 2008, the Company purchased 89,201 shares of its Common Stock for approximately $1.4 million. On July 30, 2008, the Board of Directors of the Company approved an additional $1 million of stock repurchases which increased the amount available for stock repurchases up to approximately $1.5 million.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 61 dental offices, of which 35 were acquired and 26 were de novo developments. At June 30, 2008, the Company had 110 general and specialty dentists affiliated with the organization. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review results for the quarter and six months ended June 30, 2008. In addition to current financial and operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. The call will be held on Thursday, August 14, 2008, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-866-814-1919 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on August 14, the rebroadcast number is 1-888-266-2081 with the pass code of 1268564. This rebroadcast will be available through August 28, 2008.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA. The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s cash flow, growth prospects and performance in 2008 and stock repurchases. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2007		2008		2007		2008

NET REVENUE: (1)	$10,265,570		$10,044,161		$20,955,907		$20,249,109

DIRECT EXPENSES:
Clinical salaries and benefits	3,621,786		3,742,574		7,314,011		7,668,500
Dental supplies	593,981		624,037		1,154,906		1,218,222
Laboratory fees	689,207		739,161		1,369,412		1,391,874
Occupancy	1,141,105		1,203,227		2,274,157		2,388,906
Advertising and marketing	267,317		119,099		416,078		226,548
Depreciation and amortization	610,526		602,018		1,221,079		1,203,033
General and administrative	1,119,165		1,266,972		2,295,661		2,436,989
	8,043,087		8,297,088		16,045,304		16,534,072

Contribution from dental offices	2,222,483		1,747,073		4,910,603		3,715,037

CORPORATE EXPENSES:
General and administrative	1,054,125	(2)	889,204	(2)	2,300,652	(3)	1,830,308	(3)
Depreciation and amortization	27,275		23,186		58,103		46,654

Operating income	1,141,083		834,683		2,551,848		1,838,075

Interest expense (income), net	89,166		58,369		195,319		135,997

Income before income taxes	1,051,917		776,314		2,356,529		1,702,078
Income tax expense	439,976		326,057		961,822		734,265

Net income	$611,941		$450,257		$1,394,707		$967,813

Net income per share of Common Stock - Basic	$0.29		$0.21		$0.66		$0.46

Net income per share of Common Stock - Diluted	$0.26		$0.21		$0.60		$0.44

Cash dividends per share of Common Stock	$0.15		$0.17		$0.30		$0.34

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	2,123,900		2,107,415		2,125,131		2,109,250

Diluted	2,310,103		2,178,816		2,307,829		2,188,583

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was $14,916,479 for the quarter ended June 30, 2008 compared to $15,101,800 for the quarter ended June 30, 2007. Dental group practice revenue was $30,170,730 for the six months ended June 30, 2008 compared to$30,835,494 for the six months ended June 30, 2007.

(2)
Corporate expense - general and administrative includes $81,030 of equity compensation for a stock award and $100,523 related to stock-based compensation expense in the quarter ended June 30, 2007, and $184,618 related to stock-based compensation expense in the quarter ended June 30, 2008.

(3)
Corporate expense - general and administrative includes $162,060 of equity compensation for a stock award and $190,587 related to stock-based compensation expense in the six months ended June 30, 2007, and $358,030 related to stock-based compensation expense in the six months ended June 30, 2008.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
ASSETS	2007	2008
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$964,150	$682,794
Accounts receivable, net of allowance for doubtful
accounts of $291,827 and $289,677, respectively	3,008,550	3,302,801
Deferred tax asset	178,591	240,615
Income taxes receivable	26,817	-
Prepaid expenses and other assets	620,365	774,303

Total current assets	4,798,473	5,000,513

PROPERTY AND EQUIPMENT, net	4,533,531	4,558,396

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,393,590	11,011,949
Deferred charges and other assets	171,687	161,433

Total assets	$20,897,281	$20,732,291

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,945,420	$1,824,359
Accrued expenses	1,334,785	1,146,224
Accrued payroll and related expenses	1,456,477	2,085,759
Income taxes payable	-	423,102
Current maturities of long-term debt	920,000	920,000

Total current liabilities	5,656,682	6,399,444

LONG-TERM LIABILITIES:
Deferred tax liability, net	633,667	734,246
Long-term debt, net of current maturities	4,784,511	3,517,445
Other long-term obligations	291,266	280,746

Total liabilities	11,366,126	10,931,881

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 2,123,440 and 2,116,947 shares issued and
outstanding, respectively	3,028,515	3,045,027
Retained earnings	6,536,796	6,786,231
Accumulated other comprehensive loss	(34,156)	(30,848)
Total shareholders' equity	9,531,155	9,800,410

Total liabilities and shareholders' equity	$20,897,281	$20,732,291

** Derived from the Company’s audited consolidated balance sheet at December 31, 2007.

Reconciliation of Total Dental Group Practice Revenue and Adjusted EBITDA

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The table below reconciles total dental group practice revenue to net revenue.

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008

Total dental group practice revenue	$15,101,800	$14,916,479	$30,835,494	$30,170,730
Less - amounts retained by dental Offices	(4,836,230)	(4,872,318)	(9,879,587)	(9,921,621)

Net revenue	$10,265,570	$10,044,161	$20,955,907	$20,249,109

Although Adjusted EBITDA is not a GAAP measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense - corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2007	2008	2007	2008
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$611,941	$450,257	$1,394,707	$967,813
Add back:
Depreciation and amortization - Offices	610,526	602,018	1,221,079	1,203,033
Depreciation and amortization - Corporate	27,275	23,186	58,103	46,654
Stock-based compensation expense	181,553	184,618	352,647	358,030
Interest expense, net	89,166	58,369	195,319	135,997
Income tax expense	439,976	326,057	961,822	734,265

Adjusted EBITDA	$1,960,437	$1,644,505	$4,183,677	$3,445,792